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                                                                  EXHIBIT (A)(4)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING CLASS A COMMON SHARES
                                      AND
                         ALL OUTSTANDING COMMON SHARES
                                       OF

                           JEVIC TRANSPORTATION, INC.
                                       AT
                      $14.00 NET PER CLASS A COMMON SHARE
                                      AND
                          $14.00 NET PER COMMON SHARE
                                       BY

                             JPF ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                               YELLOW CORPORATION

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
                NEW YORK CITY TIME, ON WEDNESDAY, JULY 7, 1999,
                         UNLESS THE OFFER IS EXTENDED.

                                                                    June 9, 1999

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     We have been appointed by JPF Acquisition Corp., a New Jersey corporation (the "Purchaser") and a wholly owned subsidiary of Yellow Corporation, a Delaware corporation ("Parent"), to act as Dealer Manager in connection with the Purchaser's offer to purchase all outstanding shares of Class A Common Stock, no par value (the "Class A Common Shares"), and all outstanding shares of Common Stock, no par value (the "Common Shares"), of Jevic Transportation, Inc., a New Jersey corporation (the "Company"), at a price of $14.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 9, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") enclosed herewith. Unless the context indicates otherwise, as used herein, "Shares" shall mean Class A Common Shares together with Common Shares; and "Shareholders" shall mean holders of Shares.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY DETERMINED THAT THE OFFER AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE OFFER AND THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.
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     Also enclosed is the letter to Shareholders of the Company from the
Chairman of the Board and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

          1. The Offer to Purchase, dated June 9, 1999;

          2. The Company's Solicitation/Recommendation Statement on Schedule 14D-9;

          3. The Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares;

          4. The Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing such Shares (the "Share Certificates") are not immediately available or time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase) or the procedure for book-entry transfer cannot be completed by the Expiration Date;

          5. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Offer;

          6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withheld; and

          7. A return envelope addressed to the Depositary.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will purchase, by accepting for payment, and will pay for the Shares validly tendered prior to the Expiration Date promptly after the Expiration Date. For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, tendered Shares as, if and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of such Shares for payment pursuant to the Offer. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the Share Certificates, timely confirmation of a book-entry transfer of such Shares, if such procedure is available, into the Depositary's account at The Depository Trust Company ("DTC") pursuant to the procedures set forth in Section 2 of the Offer to Purchase, or confirmation of surrender of Shares through DTC's Automated Tender Offer Program ("ATOP"), (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase), in the case of a book-entry transfer or tender pursuant to ATOP procedures and (iii) any other documents required by the Letter of Transmittal.

     The Purchaser will not pay any fees or commissions to any broker or dealer or any other person (other than the Dealer Manager, the Information Agent and the Depositary as described in Section 17 of the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

     The Purchaser will pay any stock transfer taxes incident to the transfer to it of validly tendered Shares, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

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12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JULY 7, 1999 UNLESS THE OFFER
IS EXTENDED.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Depositary, and certificates evidencing the tendered Shares should be delivered or such Shares should be tendered by book-entry transfer or in accordance with DTC's ATOP procedures, all in accordance with the Instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders of Shares wish to tender Shares, but it is impracticable for them to forward their Share Certificates or other required documents to the Depositary prior to the Expiration Date or to comply with the procedures for book-entry transfer or ATOP on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under Section 2 of the Offer to Purchase.

     Any inquiries you may have with respect to the Offer should be addressed to ChaseMellon Shareholder Services L.L.C., the Information Agent, or J.P. Morgan Securities Inc., the Dealer Manager, at their respective addresses and telephone numbers set forth on the back cover page of the offer to Purchase.

     Additional copies of the enclosed materials may be obtained by calling ChaseMellon Shareholder Services L.L.C., the Information Agent, collect at (212) 273-8035 or toll-free at (800) 814-0304, or from brokers, dealers, commercial banks or trust companies.

                                          Very truly yours,

                                          J.P. Morgan Securities Inc.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PARENT, THE PURCHASER, THE COMPANY, THE DEPOSITARY, THE INFORMATION AGENT OR THE DEALER MANAGER, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.

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